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                                                                EXHIBIT 10-i-1

                            DIRECTORS STOCK PLAN OF
                       ROCKWELL INTERNATIONAL CORPORATION

1.  PURPOSE OF THE PLAN

  The purpose of the Directors Stock Plan (the Plan) is to link a portion of the compensation of non-employee directors of Rockwell directly with the interests of the shareowners.

2.  PARTICIPANTS

  Participants in the Plan shall consist of directors of Rockwell who are not employees of Rockwell or any of its subsidiaries (Non-Employee Director). The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Rockwell.

3.  SHARES RESERVED UNDER THE PLAN

  Subject to the provisions of Section 8 of the Plan, there shall be reserved for delivery under the Plan an aggregate of 75,000 shares of Common Stock of Rockwell (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof.

4.  ADMINISTRATION OF THE PLAN

  The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of Rockwell (the Committee). The Committee shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.  EFFECTIVE DATE OF THE PLAN

  The Plan shall be submitted to the shareowners of Rockwell for approval at the Annual Meeting of Shareowners to be held on February 1, 1995, or any adjournment thereof, and, if approved by the shareowners, shall become effective on the date and at the time of such approval.

6.  AWARD OF SHARES

  Each Non-Employee Director who is elected a director at any Annual Meeting of Shareowners of Rockwell shall receive an award of 400 Shares effective immediately after that Annual Meeting. Each Non-Employee Director who is elected a director at any meeting of the Board shall receive effective immediately after that meeting an award of 400 Shares if elected after the annual meeting and prior to May 1; an award of 300 Shares if elected between May 1 and July 31; an award of 200 Shares if elected between August 1 and October 31; and an award of 100 Shares if elected between November 1 and the next annual meeting. A participant shall not be required to make any payment for any Shares delivered under the Plan. Upon the delivery of Shares under the Plan, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a shareowner as to those Shares, including the rights to vote those Shares and to receive dividends thereon.

7.  RESTRICTION ON TRANSFER OF SHARES

  No Shares received by a participant under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months after receipt of those Shares, except in the case of the participant's death or disability during that six-month period.

8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

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9.  GOVERNMENT AND OTHER REGULATIONS

  The obligations of Rockwell to deliver Shares under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange.

10.  AMENDMENT AND TERMINATION OF THE PLAN

  The Plan may be amended by the Board in any respect, provided that, without shareowner approval, no amendment shall (i) materially increase the maximum number of shares of Common Stock available for delivery under the Plan (other than adjustments pursuant to Section 8 hereof), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and provided, further, that Section 6 of the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Securities Act, as amended, or the regulations under either thereof. The Plan may also be terminated at any time by the Board.

11.  MISCELLANEOUS

  (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Rockwell.

  (b) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

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